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                                                                    EXHIBIT 10.M


                          PERFORMANCE SHARE AGREEMENT
                UNDER THE WYMAN-GORDON LONG-TERM INCENTIVE PLAN


              This Agreement is made as of the 16th day of July 1996 between WYMAN-GORDON COMPANY, a Massachusetts corporation (the "Company") and J. Stewart Smith, 11611 Knobcrest Drive, Houston, Texas 77070 (the "Grantee") relating to 9,100 shares (the "Shares") of the Company's common stock, par value $1.00 per share (the "Common Stock") to be issued by the Company to the Grantee pursuant to the terms and conditions set forth in the Wyman-Gordon Company Long-Term Incentive Plan, as it may be amended from time to time in accordance with its terms (the "Plan") and this Performance Share Agreement, as it may be amended from time to time in accordance with its terms (the "Agreement") in consideration of services heretofore rendered and to be rendered by Grantee to the Company during the term of this Agreement. By execution of this Agreement, the Grantee acknowledges receipt of a copy of the Plan and further agrees to be bound thereby and by the actions, pursuant to the Plan, of the Committee referred to in the Plan (the "Committee") and of the Company's Board of Directors.

1. On the date hereof the Company shall issue the Shares to the Grantee which shall be subject to risk of loss and forfeiture during a period beginning on the date hereof and ending July 16, 2001 (the "Term of this Agreement"). During the Term of this Agreement, the Committee shall determine the average closing price of the Common Stock on the NASDAQ National Market System, or on any successor market or exchange in which the Common Stock is publicly traded, as quoted in the WALL STREET JOURNAL during each period of 30 consecutive business days during the Term of this Agreement, each such period being referred to herein as a "Measurement Period" and the average prices being referred to herein as the "Target Price." Restrictions on all or a portion of the Shares will lapse only if the Target Price during a Measurement Period has reached the amounts set forth below:


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                                             CUMULATIVE NUMBER OF
                                                SHARES ON WHICH
              TARGET PRICE                  RESTRICTIONS WILL LAPSE
              ------------                  -----------------------

              Below $21.00                               0
                     21.00                             455
                     22.00                             910
                     23.00                           1,820
                     24.00                           3,185
                     25.00                           4,550
                     26.00                           5,915
                     27.00                           7,280
                     28.00                           8,190
                     29.00                           8,645
                     30.00 and above                 9,100

       Upon achieving a Target Price for a Measurement Period as set forth above, the restrictions set forth above and in Section 3 below shall lapse with respect to the number of Shares indicated in the table as to which restrictions have not previously lapsed. At the end of the Term of this Agreement, Grantee shall forfeit all right, title and interest in the Shares to the extent that the Target Price with respect to such Shares has not been attained.

2. The Grantee acknowledges receipt of a stock certificate registered in his name for the Shares and bearing a legend setting forth the restrictions set forth in Section 1 of this Agreement. The Grantee agrees, concurrently with the execution of this Agreement, to deposit such stock certificate with the Company together with a stock power relating thereto endorsed in blank.

3. The Grantee acknowledges that the Shares may not be sold, assigned, transferred, conveyed, pledged or otherwise encumbered during the Term of this Agreement except in accordance with the provisions of this Agreement. If the Grantee ceases to be employed by the Company prior to the end of the Term of this Agreement, his rights to the Shares to the extent restrictions have not



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       previously lapsed as provided above in Section 1 will thereupon be forfeited and revert to the Company.

4. Upon the attainment of the Target Price as provided above in Section 1 and the satisfaction of all other conditions contained in this Agreement, the restrictions applicable to the designated number of Shares shall lapse and a stock certificate for the number of Shares with respect to which the restrictions have lapsed shall be delivered to the Grantee, free of all such restrictions except any that may be imposed by law. Any Shares as to which the restrictions shall not have lapsed at the end of the Term of this Agreement shall be transferred to the Company without any further action of the Grantee.

5. If an event of a Change of Control, as defined below, shall occur, the Committee in its sole discretion may, but need not, determine that the restrictions not previously lapsed and terminated shall be deemed lapsed and terminated with respect to some or all of the Shares and such Shares, if any as determined by the Committee, shall not be forfeited and shall vest in the Grantee upon such terms and conditions as the Committee may determine. "Change of Control" means any one of the following events: (1) stockholder approval of a merger or consolidation involving the Company or a sale of all or substantially all of the assets of the Company, in each case except for a transaction in which the Company's shareholders receive at least 50% of the stock of the surviving, resulting or acquiring corporation; (2) any "person" (other than the Company or an employee benefit plan of the Company or a corporation controlled by the Company's employee benefit plan of the Company or a corporation controlled by the Company's shareholders) becomes the "beneficial owner" of shares of capital stock of the Company representing a majority of the votes entitled to be cast on matters submitted to the shareholders of the Company; or (3) persons who, as of July 16, 1996, constituted the Company's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company


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       subsequent to July 16, 1996 whose election was approved by at least a majority of the directors then comprising the Incumbent Board shall for purposes of this Agreement, be considered a member of the Incumbent Board. For purposes of this paragraph, the term "person" shall have the meaning used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 as amended (the "1934 Act"), and "beneficial ownership" shall have the meaning set forth in Rule 13d-3 of the 1934 Act.

6. The Grantee shall have all voting and dividend rights with respect to the Shares, provided that non-cash dividends shall be deposited with the Company together with a stock power or other appropriate instrument of transfer endorsed in blank and shall be subject to the same restrictions as the Shares.

7. If Grantee properly elects, within 30 days of the date of this Agreement, to include in gross income for federal income tax purposes an amount equal to the aggregate value of the Shares subject to the Award based on the closing price of the Stock on the date of this Agreement, Grantee shall make arrangements satisfactory to the Committee to pay to the Company any federal, state or local taxes required to be withheld with respect to such Shares. If the Grantee shall fail to make such tax payments as are required, the Company, shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares.

              If the Grantee does not make the election described above in this
       Section 7, Grantee shall, no later than the date as of which the restrictions referred to in Section 1 and such other restrictions as may have been imposed under this Agreement, shall lapse, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares, and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local



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       taxes of any kind required by law to be withheld with respect to the
       Shares, and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares. Any tax withholding may be satisfied, at the discretion of the Committee, by the Company's withholding Shares, otherwise deliverable to Grantee hereunder with a Fair Market Value (as defined in the Plan) equal to all or a portion of the amount to be withheld.

              At the sole discretion of the Committee, the Company may make a loan to Grantee in such amount as may be required to discharge his federal income tax liability on account of the lapsing of restrictions under Section 1 above assuming the resulting income is taxable at the maximum applicable individual federal income tax rate. Such loan shall have such maturity and other terms and conditions as the Committee shall determine in its sole discretion, and shall bear interest at the applicable federal rate under Section 1274(d) of the Internal Revenue Code of any successor provision thereto.

8. The issuance of the Shares to Grantee shall be subject to the condition that if at any time the Company shall determine (in accordance with the provisions of the following sentence) that it is necessary as a condition of, or in connection with, such exercise (a) to satisfy withholding tax or other withholding liabilities, (b) to effect the listing, registration, or qualification on any securities exchange or under any state or Federal law of any Shares otherwise deliverable in connection with such exercise, or (c) to obtain the consent or approval of any regulatory body, then in any such event such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the company in its reasonable and good faith judgment.

9. This Agreement is in all respects governed by the terms of the Plan. All of the terms and provisions of the Plan are hereby incorporated into this Agreement by reference and are made a part of this Agreement. Each and every provision of this Agreement shall be administered, interpreted and construed so that this Agreement shall conform to the provisions of the Plan. Any provisions of this



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       Agreement that cannot be so administered, interpreted, or construed shall be disregarded, and, accordingly, in the event of any conflict between this Agreement and the Plan, the latter will govern. Any capitalized terms used herein and not defined herein have the respective meanings ascribed to them in the Plan. Whenever the word "Grantee" is used herein in a context where the provision should logically be construed to apply to the Grantee's beneficiary, the word "Grantee" shall be deemed to include such Beneficiary.

10. In the event that there is any change in the Company Common Stock through merger, consolidation, reorganization, recapitalization, or otherwise; or if there shall be any dividend on the Shares, payable in Shares, or an extraordinary cash dividend or other extraordinary distribution; or if there shall be a stock split, reverse stock split, combination of Shares, exercisability of stock purchase rights received under the Company's Stockholder Rights Plan, or other similar corporate transaction or event that affects the Shares, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of the Grantee or of the potential benefits intended to be made available under this Agreement, the number and kind of Shares and the other relevant provisions of this Agreement shall be appropriately adjusted as provided in Section 12 of the Plan.

11. Notices hereunder shall be mailed or delivered to the Treasurer of the Company at its principal place of business at Grafton, Massachusetts, and shall be mailed or delivered to Grantee at his address set forth above or at such other address as he may subsequently furnish the Treasurer of the Company in writing.

12. The Committee may not, without the written consent of the Grantee, cause this Agreement to be revoked, and may not without such written consent make or change any determination or change any term, condition or provision hereunder if the determination or change would reduce or adversely affect the Grantee's rights hereunder.




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13.    Notwithstanding anything herein to the contrary, on or after the occurrence of a Change in Control, as defined above, the Committee may not under any circumstances make or change any determination or change any term, condition, or provision affecting this Agreement if the determination or change would reduce or adversely affect the Grantee's rights hereunder.

14. The Grantee shall designate a Beneficiary in writing and in such manner as is acceptable to the Company. If the Grantee fails so to designate a Beneficiary, or if no such designated Beneficiary survives the Grantee, the Grantee's beneficiary shall be the Grantee's estate.

15. Nothing in this Agreement shall confer upon the Grantee the right to continue in the employment or service of the Company or affect any right that the Company may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) the Grantee at any time for any reason.

16. So long as this Agreement shall remain in effect, the Company shall furnish to the Grantee, as and when available, a copy of any Prospectus issued with respect to the Shares covered hereby, and also a copy of all material hereinafter distributed by the Company to its stockholders generally.

17. This Agreement is nontransferable by Grantee other than by will or by the laws of descent and distribution. This Agreement and the provisions thereof shall be binding upon, and inure to the benefit of, any successor or successors of the Company and the person or entity to whom his rights hereunder may have been transferred by will, the laws of descent and distribution, or beneficiary designation hereunder.

18. This Agreement shall be governed and its provisions construed, enforced and administered in accordance with the laws of the Commonwealth of Massachusetts except to the extend that such laws may be superseded by any Federal law. It may not be modified orally.




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              IN WITNESS WHEREOF, the parties hereto have executed this
       Agreement as of the date first written above.



                                         WYMAN-GORDON COMPANY



                                         By: /s/ David P. Gruber
                                             -----------------------------------
                                             David P. Gruber, President
                                             and Chief Executive Officer



                                             /s/ J. Stewart Smith
                                             -----------------------------------
                                                 J. Stewart Smith










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